Exhibit 10.5

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of the 20th day of May, 2004 by and between eLandia Solutions, Inc., a Delaware corporation (the “Company”) and Sidney D. “Trip” Camper (the “Employee”)

WHEREAS, Employee is employed by the Company as its President;

WHEREAS, in conjunction with the Employee’s employment, the Company and the Employee entered into the Stock Option Agreement (the “Option Agreement”) on September 19th, 2003 whereby the Employee was granted options to purchase 562,500 shares of common stock of the Company (the “Option”);

WHEREAS, the Company and the Employee desire to terminate the Option Agreement and enter into this Agreement whereby the Employee will purchase 562,500 shares of Common Stock (the “Common Shares”) from the Company;

NOW THEREFORE, in consideration of the terms, conditions, covenants, and agreement and obligations stated herein, and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, it is mutually agreed by and between the parties that the Option Agreement shall be cancelled and that the parties hereto shall agree as follows:

Section 1.

Purchase of Common Shares

1.1 Price. The Employee shall purchase the Common Shares at a purchase price of $.001 per Common Share for a total cost of $562.50 (the “Purchase Price”).

1.2 Payment. The Purchase Price payable for the Common Shares shall be paid to the Company upon the execution of this Agreement. The Purchase Price shall be payable as follows: (i) in cash or (ii) by certified check payable to the Company.

1.3 Certificates for the Common Shares. Within ten (10) business days of the execution of this Agreement certificates representing 562,500 Common Shares will be deposited in escrow pursuant to an Escrow Agreement in the form attached as Exhibit A hereto. Notwithstanding the previous sentence, the Employee will be deemed to have become the record holder of the Common Shares upon the execution of this Agreement, and have the right to vote and receive cash dividends on the Common Shares unless and until purchased by the Company in accordance with the terms hereof. Employee covenants and agrees not to sell, transfer, alienate any interest in or encumber any of the Common Shares prior to the occurrence of a Vesting Event, as hereinafter defined.

1.4 Non-Registered Shares. Employee acknowledges that the Common Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) and, accordingly, will be “restricted securities” as that term is defined in the Act. The Company is under no obligation to register the Common Shares. The Company may insert the following or similar legend on the face of the certificates evidencing the Common Shares if required in compliance with state securities laws:

“These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available.”

1.5 Valuation. If, upon the purchase of the Common Shares, the Employee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (an “83(b) Election”), the Company, at the expense of the Employee, shall have a valuation of the Company performed in order to determine the amount to be included in the ordinary income of the Employee. The Company shall bill the Employee for such valuation and the employee shall be required to pay the amount due within ten (10) days of the receipt of the bill from the Company. In the event the valuation is performed as a consequence of 83(b) Elections made by multiple employees of the Company pursuant to agreements similar to this Agreement, the Employee shall only be liable for a percentage of the cost of the valuation determined by dividing the number of Common Shares acquired by the Employee pursuant to this Agreement by the number of Common Shares acquired by all employees making Section 83(b) Elections pursuant to similar agreements with the Company.

Section 2.

Repurchase Provisions

2.1 Repurchase of Common Shares.

(A) At any time on or after January 1, 2007 and before June 30, 2007, the Company may repurchase the Common Shares from the Employee if the Company does not deliver to Stanford Venture Capital Holdings, Inc., a Delaware corporation, an audited, unqualified income statement for a calendar year of the Company ending on or prior to December 31, 2006 in which the Company or Centra Industries, Inc. (“Centra”) following any merger of the Company with Centra or any wholly owned subsidiary thereof, generated not less than $50 million of consolidated revenue and not less than $5 million of consolidated pre-tax net income, in all cases applying SEC authorized accounting principles and practices but excluding all non-recurring revenues and gains, including but not limited to any reorganization of any consolidated entity (a “Vesting Event”). If a Vesting Event fails to occur and the Company does not repurchase the Common Shares prior to June 30, 2007, the Common Shares shall not longer be subject to repurchase by the Company.

(B) In the event that the Employee leaves the employment of the Company prior to the earlier of (i) a Vesting Event or (ii) June 30, 2007, the Company shall be entitled to repurchase the Common Shares from the Employee at any time after the earlier of such events through June 30, 2007.

2.2 Repurchase Price. Upon any repurchase of the Common Shares from the Employee pursuant to Section 2.1 of this Agreement, the Company shall pay the Employee the Purchase Price.

Section 3

Rights Upon a Sale

The parties hereto agree that immediately prior to the occurrence of a Sale Transaction (as defined herein), all of the Common Shares acquired by the Employee pursuant to this Agreement shall no longer be subject to Section 2 of this Agreement and the Employee shall own such Common Shares free of any encumbrances. For purposes of this Section 3, the term “Sale Transaction” shall mean (i) a merger, consolidation, exchange of outstanding Common Shares or other combination with a non-affiliated third party which results in the transfer of more than 50% of the then effective voting control of the Company or (ii) a sale of more 90% of the Company’s assets to an unaffiliated third part; provided, however, that a merger of the Company with Centra or a wholly-owned subsidiary thereof shall not be deemed to be a Sale Transaction.

Section 4

Taxes

4.1 83(b) Election. In the event the Employee makes an 83(b) Election, the Employee shall remit to the Company an amount which the Company determines is necessary to satisfy any obligation of the Company to withhold federal, state and local taxes or other amounts incurred by reason of such election.

4.2 Vesting of Common Shares. In the event the Employee does not make an 83(b) Election and the Common Shares are no longer subject to repurchase by the Company pursuant to Section 2.1, the Employee shall remit to the Company an amount which the Company determines is necessary to satisfy any obligation of the Company to withhold federal, state and local taxes or other amounts incurred by reason of the Common Shares no longer being subject to repurchase.

Section 5.

Miscellaneous

5.1 Binding Effect. This Agreement shall be binding upon the parties, their heirs, legal representatives and assigns.

5.2 Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission.

5.3 Entire Agreement. This Agreement, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.4 Governing Law. This Agreement is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of Florida, without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party.

5.5 Counterparts. This Agreement may be executed in counterparts, each of which together shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ELANDIA SOLUTIONS, INC.

By:	/s/ Sidney D. Camper III
Name:	Sidney D. Camper III
Date:

/s/ Sidney D. Camper III
Sidney D. Camper III

FIRST AMENDMENT TO

STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the 29TH day of July, 2005 by and between eLandia Solutions, Inc., a Delaware corporation (the “Company) and Sydney D. “Trip” Camper (the “Employee”)

WHEREAS, Employee is employed by the Company, as its President;

WHEREAS, in conjunction with the Employee’s employment, the Company and the Employee entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) on May 20, 2004 whereby the Employee purchased 562,500 shares of common stock of the Company (the “Common Shares”);

WHEREAS, the Company and the Employee desire to amend the Stock Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the terms, conditions, covenants, and agreement and obligations stated herein, and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, it is mutually agreed by and between the parties as follows:

1. Section 2.1 of the Stock Purchase Agreement is hereby revised to provide in its entirety as follows:

Section 2.

Repurchase Provisions

2.1 Repurchase of Common Shares.

(A) At any time on or after January 1, 2007 and before June 30, 2007, the Company may repurchase the Common Shares from the Employee if the Company does not deliver to Stanford Venture Capital Holdings, Inc., A Delaware corporation, an audited, unqualified income statement for a calendar year of the Company ending on or prior to December 31, 2006 in which the Company or Centra Industries, Inc. (“Centra”) following any merger of the Company with Centra or any wholly owned subsidiary thereof, generated not less than $50 million of consolidated revenue and not less than $5 million of consolidated pre-tax net income, in all cases applying SEC authorized accounting principles and practices but excluding all non-recurring revenues and gains, including but not limited to any reorganization of any consolidated entity (a “Vesting Event”). If a Vesting Event fails to occur and the Company does not repurchase the Common Shares prior to June 30, 2007, the Common Shares shall not longer be subject to repurchase by the Company.

(B) In the event that the Employee leaves the employment of the Company prior to the earlier of (i) a Vesting Event or (ii) January 1, 2009, the Company shall be entitled to repurchase the Common Shares from the Employee at any time after the earlier of such events through June 30.

2.2 Repurchase Price. Upon any repurchase of the Common Shares from the Employee pursuant to Section 2.1 of this Agreement, the Company shall pay the Employee the Purchase Price.

Section 3

Rights Upon a Sale

The parties hereto agree that immediately prior to the occurrence of a Sale Transaction (as defined herein), all of the Common Shares acquired by the Employee pursuant to this Agreement shall no longer be subject to Section 2 of this Agreement and the Employee shall own such Common Shares free of any encumbrances. For purposes of this Section 3, the term Sale Transaction shall mean (i) a merger, consolidation, exchange of outstanding Common Shares or other combination with a non-affiliated third party which results in the transfer of more than 50% of the then effective voting control of the Company or (ii) a sale of more 90% of the Company’s assets to an unaffiliated third party; provided, however, that a merger of the Company with Centra or a wholly-owned subsidiary thereof shall not be deemed to be a Sale Transaction.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ELANDIA SOLUTIONS, INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins, CFO
Date:

/s/ Sydney D. Camper
Sydney D. Camper

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